UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 6, 2016

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM             5.07                        Submission of Matters to a Vote of Security Holders.

Arch Capital Group Ltd.’s (“ACGL”) annual meeting of shareholders was held on May 6, 2016.  At the meeting, the holders of 111,303,958 common shares, which represents approximately 91 percent of the outstanding shares entitled to vote as of the record date of March 8, 2016, were represented in person or by proxy.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Item 1.  The vote on the election of the three Class III directors to hold office until the 2019 annual meeting of shareholders or until their successors are elected and qualified.  The voting results were as follows:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON- VOTES

John L. Bunce, Jr.	101,915,791	0	2,771,575	6,616,592

Yiorgos Lillikas	104,475,231	0	212,135	6,616,592

Deanna M. Mulligan	101,307,556	0	3,379,810	6,616,592

Eugene S. Sunshine	103,157,503	0	1,529,863	6,616,592

Item 2.  The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries.  The voting results were as follows:

DIRECTOR	FOR	AGAINST	WITHHOLD	BROKER NON- VOTES

Meshary Al-Judaimi	104,534,828	0	152,538	6,616,592

Talal Al-Tawari	104,534,448	0	152,918	6,616,592

Anthony Asquith	104,547,137	0	140,229	6,616,592

Edgardo Balois	104,549,238	0	138,128	6,616,592

Dennis R. Brand	104,568,657	0	118,709	6,616,592

Dominic Brannigan	104,549,233	0	138,133	6,616,592

Ian Britchfield	104,549,502	0	137,864	6,616,592

Pierre-Andre Camps	104,541,886	0	145,480	6,616,592

Paul Cole	104,542,701	0	144,665	6,616,592

Graham B.R. Collis	100,457,968	0	4,229,398	6,616,592

Michael Constantinides	104,549,209	0	138,157	6,616,592

William J. Cooney	104,538,733	0	148,633	6,616,592

Stephen J. Curley	104,540,754	0	146,612	6,616,592

Nick Denniston	104,542,414	0	144,952	6,616,592

Michael Feetham	104,542,439	0	144,927	6,616,592

Stephen Fogarty	104,542,494	0	144,872	6,616,592

Steve Franklin	104,556,407	0	130,959	6,616,592

Jann Gardner	104,543,672	0	143,694	6,616,592

Giuliano Giovannetti	104,525,225	0	162,141	6,616,592

Marc Grandisson	104,557,339	0	130,027	6,616,592

Amalia Hadjipapa	104,542,364	0	145,002	6,616,592

Yiannis Hadjipapas	104,540,965	0	146,401	6,616,592

Michael Hammer	104,554,643	0	132,723	6,616,592

Pet Hartman	104,564,980	0	122,386	6,616,592

David W. Hipkin	104,522,776	0	164,590	6,616,592

W. Preston Hutchings	104,582,440	0	104,926	6,616,592

Constantine Iordanou	104,585,712	0	101,654	6,616,592

Wolbert H. Kamphuijs	104,565,070	0	122,296	6,616,592

Catherine Kelly	104,535,832	0	151,534	6,616,592

Michael H. Kier	104,542,834	0	144,532	6,616,592

Jason Kittinger	104,538,310	0	149,056	6,616,592

Gerald Konig	104,542,583	0	144,783	6,616,592

Lin Li-Williams	104,555,118	0	132,248	6,616,592

Mark D. Lyons	99,217,438	0	5,469,928	6,616,592

Patrick Mailloux	104,551,361	0	136,005	6,616,592

Andreas Marangos	104,553,625	0	133,741	6,616,592

Paul Martin	104,542,463	0	144,903	6,616,592

Robert McDowell	104,541,713	0	145,653	6,616,592

David H. McElroy	104,568,362	0	119,004	6,616,592

Rommel Mercado	104,542,706	0	144,660	6,616,592

Francois Morin	104,555,855	0	131,511	6,616,592

David J. Mulholland	104,540,939	0	146,427	6,616,592

Mark Nolan	104,554,051	0	133,315	6,616,592

Nicolas Papadopoulo	104,565,288	0	122,078	6,616,592

Michael Price	104,568,244	0	119,122	6,616,592

Elisabeth Quinn	104,543,393	0	143,973	6,616,592

Maamoun Rajeh	104,556,568	0	130,798	6,616,592

Andrew T. Rippert	104,554,320	0	133,046	6,616,592

Carla Santamaria-Seña	104,543,104	0	144,262	6,616,592

Arthur Scace	104,541,779	0	145,587	6,616,592

Søren Scheuer	104,557,216	0	130,150	6,616,592

Budhi Singh	104,538,252	0	149,114	6,616,592

Damian Smith	104,541,902	0	145,464	6,616,592

William A. Soares	104,523,486	0	163,880	6,616,592

Scott Stirling	104,557,749	0	129,617	6,616,592

Hugh Sturgess	104,577,074	0	110,292	6,616,592

Richard Sullivan	104,548,583	0	138,783	6,616,592

Ryan Taylor	104,531,713	0	155,653	6,616,592

Ross Totten	104,548,812	0	138,554	6,616,592

Rik van Velzen	104,542,076	0	145,290	6,616,592

James R. Weatherstone	104,533,187	0	154,179	6,616,592

Gerald Wolfe	104,534,093	0	153,273	6,616,592

Item 3.  The vote on the proposal to approve the Amended and Restated 2007 Employee Share Purchase Plan. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

104,314,206	48,472	324,688	6,616,592

Item 4.  The vote on the proposal to approve an amendment to Section 46(1) of ACGL’s bye-laws to implement majority voting for directors in uncontested elections. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

104,605,420	50,962	30,984	6,616,592

Item 5.  The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

110,685,260	585,039	33,659	0

Item 6.  The vote on a proposal on advisory vote on executive compensation (say-on-pay). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

75,842,961	28,795,625	48,780	6,616,592

ITEM 8.01     Other Events.

Preferred Share Dividends.  On May 6, 2016, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding 13,000,000 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), to be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2016 to holders of record of the Series C Shares, as of June 15, 2016, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.  In addition, the Board declared dividends with respect to the Series C Shares, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on September 30, 2016 to holders of record of the Series C Shares, as of September 15, 2016, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	6/30/16	3/31/16-6/29/16	$5,484,375	$0.421875
Series C	9/30/16	6/30/16-9/29/16	$5,484,375	$0.421875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 10, 2016	By:	/s/ W. Preston Hutchings
		Name:	W. Preston Hutchings
		Title:	Senior Vice President and Chief Investment Officer